Exhibit 99.1

LUMINEX CORPORATION REPORTS SECOND QUARTER 2014 RESULTS

AUSTIN, Texas (July 28, 2014) - Luminex Corporation (NASDAQ:LMNX) today announced financial results for the second quarter ended June 30, 2014. Financial and operating highlights include the following:

•	Consolidated second quarter revenues of $55.6 million, a 2 percent increase over the second quarter of 2013.

•	Second quarter system sales of $8.3 million, a 9 percent increase over the second quarter of 2013.

•	Second quarter shipments of 268 multiplexing analyzers, which included 148 LX systems, 96 MAGPIX systems, and 24 FLEXMAP 3D Systems.

•	Second quarter assay revenue of $19.9 million. Infectious disease assay sales comprised approximately 67 percent of total assay sales, with genetic testing assays representing 33 percent.

•	Second quarter royalty revenue of $9.5 million, a 10 percent increase over the second quarter of 2013.

•	GAAP net income for the second quarter was $4.7 million, or $0.11 per diluted share. This compares to a GAAP net income of $3.7 million, or $0.09 per diluted share for the second quarter of 2013.

•
Non-GAAP net income for the second quarter was $8.5 million or $0.20 per diluted share. This compares to non-GAAP net income of $7.1 million, or $0.17 per diluted share in the second quarter of 2013. (see Non-GAAP reconciliation)

“We delivered another quarter of strong financial performance, driven by growth across systems, consumables, and royalty revenue. We also were pleased with the relative performance of our assay business when compared with the same quarter in 2013 which included substantial non-recurring assay revenue,” said Patrick J. Balthrop, president and chief executive officer of Luminex. “As we proceed into the second half of 2014, we are focused on execution and continuing the momentum that we have built during the first two quarters.”

“Our R&D team continues to achieve key development milestones with our pipeline products, including ARIES, our sample-to-answer real-time PCR instrument, and our new multiplexing technology, NxTAG. As we engage with customers during the development process, the enthusiastic response we have received from laboratories continues to encourage us that these pipeline products will be highly successful in the marketplace, strategically positioning Luminex for sustainable growth in the near future.”

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	June 30,		Variance
	2014	2013	($)	(%)
	(unaudited)

System sales	$8,304	$7,647	$657	9%
Consumable sales	12,629	11,750	879	7%
Royalty revenue	9,476	8,578	898	10%
Assay revenue	19,886	21,699	(1,813)	(8)%
All other revenue	5,337	4,613	724	16%
	$55,632	$54,287	$1,345	2%

	Six Months Ended
	June 30,		Variance
	2014	2013	($)	(%)
	(unaudited)

System sales	$14,704	$14,204	$500	4%
Consumable sales	25,397	23,647	1,750	7%
Royalty revenue	19,525	18,687	838	4%
Assay revenue	41,546	40,023	1,523	4%
All other revenue	11,021	10,926	95	1%
	$112,193	$107,487	$4,706	4%

“In spite of the substantial investments that the Company is making in R&D, our product pipeline, and our direct sales channel, cash and cash equivalents have increased by 24 percent since year-end 2013 to $89.7 million,” said Harriss T. Currie, senior vice president and chief financial officer. “Additionally, our effective tax rate for the quarter was favorably affected by the extinguishment of intercompany debt across several foreign jurisdictions and we now expect our full year 2014 effective tax rate to be less than 20 percent.”

LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(in thousands, except percentages)

	Three Months Ended
	June 30,		Variance
	2014	2013	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$33,388	$31,148	$2,240	7%
Assays and related products	22,244	23,139	(895)	(4)%
Total Revenue	55,632	54,287	1,345	2%

Operating income (loss)
Technology and strategic partnerships	8,622	6,394	2,228	35%
Assays and related products	(3,851)	(1,353)	(2,498)	(185)%
Total Operating income	4,771	5,041	(270)	(5)%

	Six Months Ended
	June 30,		Variance
	2014	2013	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$65,449	$63,017	$2,432	4%
Assays and related products	46,744	44,470	2,274	5%
Total Revenue	112,193	107,487	4,706	4%

Operating income (loss)
Technology and strategic partnerships	18,556	14,075	4,481	32%
Assays and related products	(5,600)	(10,586)	4,986	47%
Total Operating income	12,956	3,489	9,467	271%

FINANCIAL OUTLOOK AND GUIDANCE

The Company reaffirms its 2014 annual revenue guidance of between $225 and $240 million.

CONFERENCE CALL

Management will host a conference call to discuss the operating highlights and financial results for the second quarter ended June 30, 2014, at 4:00 p.m. CDT/5:00 p.m. EDT, Monday, July 28, 2014. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: growth in our partner business, including systems, consumables and royalties; our efforts to sell our molecular diagnostic products directly to end users; the development progress of our pipeline products, including ARIES systems and assay menu and NxTAG technology, market acceptance of our genetic and infectious disease products, regulatory clearance of our products; the ability of our investment in current initiatives and new products to drive long-term value for our shareholders, management of expenses to create operating leverage; and, projected 2014 revenue. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’s products and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, our ability to sell products directly to end users, our ability to launch products on time that satisfy market needs with products that we sell, setting of medicare reimbursement codes that adequately reflect the value of our products, Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’s foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2014 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$86,710	$67,924
Short-term investments	3,000	4,517
Accounts receivable, net	27,573	30,948
Inventories, net	31,163	30,487
Deferred income taxes	4,719	7,265
Prepaids and other	4,338	5,229
Total current assets	157,503	146,370
Property and equipment, net	33,788	32,793
Intangible assets, net	58,311	60,295
Deferred income taxes	11,913	11,913
Goodwill	50,881	50,738
Other	3,987	3,937
Total assets	$316,383	$306,046
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,938	$10,698
Accrued liabilities	8,907	11,624
Deferred revenue	4,862	4,980
Current portion of long term debt	—	1,194
Total current liabilities	22,707	28,496
Long-term debt	—	463
Deferred revenue	2,610	2,482
Other	5,216	4,985
Total liabilities	30,533	36,426
Stockholders' equity:
Common stock	42	41
Additional paid-in capital	302,872	296,931
Accumulated other comprehensive gain	16	419
Accumulated deficit	(17,080)	(27,771)
Total stockholders' equity	285,850	269,620
Total liabilities and stockholders' equity	$316,383	$306,046

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Revenue	$55,632	$54,287	$112,193	$107,487
Cost of revenue	17,485	16,230	34,092	31,473
Gross profit	38,147	38,057	78,101	76,014
Operating expenses:
Research and development	11,308	11,792	22,392	24,506
Selling, general and administrative	20,970	20,197	40,415	45,963
Amortization of acquired intangible assets	965	1,027	1,985	2,056
Restructuring costs	133	—	353	—
Total operating expenses	33,376	33,016	65,145	72,525
Income from operations	4,771	5,041	12,956	3,489
Interest expense from long-term debt	—	(23)	(6)	(51)
Other expense, net	(1)	99	(20)	92
Income before income taxes	4,770	5,117	12,930	3,530
Income taxes	(45)	(1,422)	(2,239)	(2,346)
Net income	$4,725	$3,695	$10,691	$1,184

Net income per share, basic	$0.11	$0.09	$0.26	$0.03
Shares used in computing net income per share, basic	41,560	40,497	41,384	40,693

Net income per share, diluted	$0.11	$0.09	$0.26	$0.03
Shares used in computing net income per share, diluted	42,125	41,444	41,863	41,541

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$4,725	$3,695	$10,691	$1,184
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,607	3,949	7,535	7,753
Stock-based compensation	2,801	2,412	4,430	4,844
Deferred income tax expense	1,842	726	2,520	1,426
Excess income tax expense from employee stock-based awards	—	15	—	289
Loss on disposal of assets	178	65	183	83
Non-cash restructuring charges	424	—	1,196	—
Other	(140)	(1,279)	(332)	(1,081)
Changes in operating assets and liabilities:
Accounts receivable, net	(478)	(6,403)	3,539	1,692
Inventories, net	(623)	(1,279)	(1,522)	(3,683)
Other assets	(295)	(747)	37	(1,643)
Accounts payable	476	(1,202)	(2,105)	(2,933)
Accrued liabilities	(2,081)	(3,320)	(4,515)	(1,543)
Deferred revenue	(209)	(293)	7	(30)
Net cash provided by (used in) operating activities	10,227	(3,661)	21,664	6,358
Cash flows from investing activities:
Purchases of available-for-sale securities	—	(2,497)	(2,996)	(5,492)
Sales and maturities of available-for-sale securities	1,516	3,603	4,513	16,636
Purchase of property and equipment	(3,150)	(5,431)	(6,255)	(8,222)
Proceeds from sale of assets	39	—	39	31
Acquired technology rights	(64)	—	(64)	(930)
Net cash (used in) provided by investing activities	(1,659)	(4,325)	(4,763)	2,023
Cash flows from financing activities:
Payments on debt	(1,621)	(1,105)	(1,621)	(1,105)
Proceeds from issuance of common stock	2,378	517	3,480	1,918
Payments for stock repurchases	—	(8,568)	—	(14,343)
Excess income tax expense from employee stock-based awards	—	(15)	—	(289)
Net cash provided by (used in) financing activities	757	(9,171)	1,859	(13,819)
Effect of foreign currency exchange rate on cash	(1)	346	26	127
Change in cash and cash equivalents	9,324	(16,811)	18,786	(5,311)
Cash and cash equivalents, beginning of period	77,386	54,289	67,924	42,789
Cash and cash equivalents, end of period	$86,710	$37,478	$86,710	$37,478

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Income from operations	$4,771	$5,041	$12,956	$3,489

Stock-based compensation	2,801	2,412	4,430	4,844
Amortization of acquired intangible assets	965	1,027	1,985	2,056
Costs associated with legal proceedings	810	140	1,600	253
Resolution of molecular diagnostic distribution agreements	—	—	—	7,000
Severance costs	—	485	45	815
Restructuring costs	510	—	1,320	—

Adjusted income from operations	$9,857	$9,105	$22,336	$18,457

Interest expense from long-term debt	—	(23)	(6)	(51)
Other income, net	(1)	99	(20)	92
Contingent consideration adjustments	—	(150)	—	(150)
Income taxes	(45)	(1,422)	(2,239)	(2,346)
Income tax effect of above adjusting items	(320)	(478)	(708)	(1,013)
Income tax benefit from intercompany debt cancellation	(994)	—	(994)	—

Adjusted net income	$8,497	$7,131	$18,369	$14,989

Adjusted net income per share, basic	$0.20	$0.18	$0.44	$0.37

Shares used in computing adjusted net income per share, basic	41,560	40,497	41,384	40,693

Adjusted net income per share, diluted	$0.20	$0.17	$0.44	$0.35

Shares used in computing adjusted net income per share, diluted	42,125	42,307	41,863	42,404

The Company makes reference in this release to “non-GAAP operating income” and “non-GAAP net income” which excludes stock-based compensation expense, amortization of acquired intangible assets and the impact of costs associated with legal proceedings, which are unpredictable and can vary significantly from period to period, including costs associated with the ENZO Life Sciences, Inc. and Irori Technologies, Inc. complaints, discussed in the Legal Proceedings section of our previously filed 10-Ks and 10-Qs and certain other recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. In addition, the Company’s management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.